Exhibit (a)(1)(ii)

ULTRATECH, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

ELECTION FORM AND RELEASE AGREEMENT

Instructions:

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Before you complete or return this form, you should read the Offer Circular dated September 16, 2009 (the “Offer Circular”) that accompanies this form. You may obtain an additional copy of the Offer Circular by contacting Cherine Chan at the email address, mailing address or telephone number given below. The Offer Circular contains important information about the terms and risks of the Offer, and explains many of the terms used in this form. For purposes of this form, “Eligible Options” means all outstanding stock options granted to you by Ultratech, Inc. that have an exercise price that is equal to or greater than $13.50 per share.

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After you have read the Offer Circular, please complete this form and return it to Ultratech. You may return the form by mail, courier, hand delivery (during normal business hours), fax or e-mail (in portable document form (PDF) only) to the following address:

Cherine Chan

Assistant Controller

Ultratech, Inc.

3050 Zanker Road

San Jose, California 95134

fax: (408) 577-3373

e-mail: cchan@ultratech.com

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We cannot accept election forms by e-mail (other than a completed, signed and dated PDF of the election form) or any other means of delivery other than those means identified above. You must pay all mailing or courier costs to deliver this form to Ultratech. The method by which you deliver the signed election form to Ultratech is at your option and risk, and delivery will be effective only when the form is actually received by Ultratech. In all cases, you should allow sufficient time to ensure timely delivery.

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Ultratech is not obligated to give you notice of any defects or irregularities in your elections on this form, nor will anyone incur any liability for failure to give any such notice. Ultratech will determine, in its discretion, all questions as to the form and validity, including time of receipt, of elections. Ultratech’s determination of these matters will be final and binding.

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If you need additional information, please read the Offer Circular or contact Cherine Chan at the address given above or by e-mail at cchan@ultratech.com or telephone at (408) 577-3306. Please be sure to allow at least five business days for Cherine to respond to your request.

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DEADLINE: If you wish to accept the Offer, we must receive this election form at our offices no later than 6:00 p.m., Pacific Time, on October 13, 2009, unless we extend the deadline for the Offer. If we do not receive an election form from you prior to this deadline, you will be deemed to have rejected the Offer.

A. Election. I hereby make the following election (check the applicable box - if no election is checked, you will be deemed to have rejected the Offer; we will rely on the last valid election that we receive from you before the Offer deadline):

☐	Accept the Offer with respect to all of my Eligible Options. I further agree to be bound by the terms of the release and other terms and conditions set forth in Section C of this form. (Sign under Section B of this form and return this form to Ultratech.)

☐	Reject the Offer with respect to all of my Eligible Options. My Eligible Options will remain outstanding as described in the response to Question 15 in the Offer Circular. (Sign under Section B and return this form to Ultratech.)

B. Signature. I hereby represent and confirm to Ultratech that:

•	I have full power and authority to sign and deliver this election and release form and to tender Eligible Options pursuant to the terms of the Offer;

•	I understand that if I accept the Offer, I must exchange all of my Eligible Options in the Offer;

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I have received the Offer Circular and its attachments (which, together with this election and release form, are collectively referred to in this form as the “Offer Documents”) and I have had an opportunity to review all of the information incorporated by reference into the Offer Documents;

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I have had adequate time and opportunity to ask questions of Ultratech about the Offer and the Offer Documents, and to seek advice from my independent legal, tax and/or financial advisors concerning the Offer and the Offer Documents;

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I understand that the Offer Documents contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents or oral representations from Ultratech or any of its officers, directors, employees, representatives, affiliates or agents in deciding to accept or reject the Offer;

•	Ultratech has not made any recommendation to me as to whether I should accept or reject the Offer, and any election to accept the Offer is wholly voluntary; and

•	my election to accept or reject the Offer as set forth on this form is correct.

I understand that the Offer will expire at 6:00 p.m., Pacific Time, on October 13, 2009 (the “Expiration Time”), unless Ultratech subsequently extends the Expiration Time. I understand that I may not revoke my election to accept or reject the Exchange Offer after the Expiration Time. I understand that I can withdraw or change my election on this form at any time prior to the Expiration Time only by completing and signing a new election form and returning it to Ultratech so that it is received prior to the Expiration Time. If I submit a new election form to Ultratech that is received by Ultratech prior to the Expiration Time, I understand that my previous election(s) will be cancelled, and that the election marked on the new election form will be effective for all purposes relating to the Exchange Offer. The election that I make on the last valid election form that is received by Ultratech prior to the Expiration Time will constitute my final, irrevocable election.

I understand and agree that my employment with Ultratech is and will continue to be on an at-will basis, and that my employment status with Ultratech is not affected in any way by the Offer or by anything contained in the Offer Documents.

I also understand that if I alter or modify this form in any way (other than by checking the box corresponding to my election in Part A and completing the signature block below), my alterations and/or modifications will not be effective and will not be binding on Ultratech.

This form and the rights and obligations of the parties hereunder, and the Offer Documents, will be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. The parties agree that the application of Delaware law to this form, the Offer and the Offer Documents is fair and equitable.

If I have accepted the Offer (as indicated in Section A of this form) as to any or all of my Eligible Options, I agree to be bound by the terms of the release and other terms and conditions set forth in Section C of this form, which are hereby incorporated by reference.

This form must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title must be specified, and proper evidence of the authority of such person to act in such capacity must be submitted with this form.

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Signature	Print Name	Date

C. Release and Other Terms and Conditions (For Persons Accepting the Offer Only)

By accepting the Offer (by marking such election in Section A of this form), and by my signature in Section B of this form, I hereby agree with Ultratech as follows:

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Subject to all of the terms and conditions of the Offer, I hereby tender all of my Eligible Options pursuant to the Offer (such exchanged options are referred to in this form as “Cancelled Options”), and I agree that all of my Cancelled Options will automatically terminate effective as of the Expiration Time of the Offer.

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If any Eligible Option has a per share exercise price that is less than the closing price of Ultratech’s common stock on the date the Offer expires, that Eligible Option will not be exchanged in the Offer, will not be a Cancelled Option, and no Replacement Award (as such term is defined in the Offer Circular) will be granted with respect to that option, but that option will remain outstanding in accordance with its terms.

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Upon acceptance of the Cancelled Options by Ultratech, I, on my own behalf and on behalf of my heirs, dependents, executors, administrators and assigns, hereby release Ultratech and its successors, assigns, affiliates, representatives, directors, officers and employees, past and present (collectively referred to in this form as “Released Persons”), with respect to and from any and all claims, damages, agreements, obligations, actions, suits, proceedings and liabilities of whatever kind and nature, whether now known or unknown, suspected or unsuspected (collectively referred to in this form as “Claims”), that I now own or hold or at any time previously owned or held against any of the Released Persons and that relate to or are in any way connected with the Cancelled Options. I acknowledge that I may later discover claims or facts that are in addition to or are different from those which I now know or believe to exist with respect to the Cancelled Options. Nevertheless, I hereby waive any Claim relating to or connected with the Cancelled Options that might arise as a result of such different or additional claims or facts. I fully understand the significance and consequence of this release.

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I have not previously assigned or transferred to any person (other than Ultratech) any interest in the Cancelled Options, and I agree to defend, indemnify and hold harmless all Released Persons from and against any claim based on or in connection with any purported assignment or transfer.

•	Ultratech will grant me a Replacement Award in exchange for my Cancelled Options in accordance with the terms and conditions set forth in the Offer Circular.

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If I retire or my employment with Ultratech or one of its subsidiaries terminates for any reason (whether voluntary or involuntary, or at my election or Ultratech’s or one of its subsidiaries’ election) prior to the Expiration Time, I understand and agree that I will not be entitled to receive a Replacement Award, and that all of my Eligible Options will remain outstanding in accordance with their terms.

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I consent and agree that my Replacement Award will be evidenced by, and subject to the terms and conditions set forth in, a new Restricted Stock Unit Issuance Agreement in the form attached as Attachment B to the Offer Circular.

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The Offer Documents comprise the entire agreement and final understanding concerning the Offer and my Cancelled Options, and the Offer Documents supersede and replace all prior agreements, proposed or otherwise, whether written or oral, between Ultratech and me concerning the subject matter thereof. Ultratech will not be bound by any representation, promise or agreement that is not specifically contained in the Offer Documents.

•	Ultratech reserves the right, under the circumstances set forth in the Offer Circular, to terminate or amend the offer, or to postpone its acceptance and cancellation of any Cancelled Options.

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If any provision of the Offer Documents or this election and release form is found to be invalid, such finding will not affect the validity and enforceability of the other provisions of such documents, so long as the essential economic provisions of this form and the Offer can still be given effect.

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I agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this form and the Offer and which are not inconsistent with their respective terms.

FOR COMPANY USE ONLY

Accepted and Agreed on Behalf of the Company: Ultratech, Inc. (To be completed by Ultratech after the Exchange to certify that the Exchange has been completed.)

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Signature	Title	Date

(End of document.)

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